Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	CONTACT:	Michael J. Koss
OCTOBER 25, 2011		President & CEO

(414) 964-5000
mjkoss@koss.com

Koss Earnings Fall as Net Sales Drop 13%

Milwaukee, Wisconsin:  Koss Corporation (NASDAQ SYMBOL: KOSS), the U.S. based high-fidelity stereo headphone company, has announced results for the first quarter ended September 30, 2011.

Sales for the first quarter were $8,754,785 compared to $10,032,134 for the same period one year ago, a 13% reduction.  Net income was $280,597, compared to net income of $562,859 for the first quarter last year.  Diluted income per share was $0.04 compared with $0.08 per share one year ago.

“Sales to U.S. retailers continued to be slow along with softness in certain export markets,” Michael J. Koss, President and CEO, told employees here today.  “July and August were particularly slow with some signs of growth in the month of September.  Our markets are mirroring the economic malaise seen in the general economy both here and in Europe.”

Koss went on to explain that the Company was continuing to invest in new products and technology that are scheduled to be released during this fiscal year.  “We are committed to a new product road map and a series of ongoing promotional initiatives despite the first quarter downturn,” Koss said.

“Our new website is just one example of the promotional activities we have been investing in during the last quarter, and our addition of a social media hub to this new site will serve as a centerpiece to our future activities,” Koss noted.

The Company will pay a dividend of $0.06 cents per share on January 16, 2012, to shareholders of record on December 31, 2011.

Koss Corporation markets a complete line of high-fidelity stereophones, speaker-phones, computer headsets, telecommunications headsets, active noise canceling stereophones, wireless stereophones, and compact disc recordings of American Symphony Orchestras on the Koss Classics label.

This press release contains forward-looking statements.  These statements relate to future events or our future financial performance.  In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “forecasts,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms and other comparable terminology.  These statements are only predictions.  Actual events or results may differ materially.  In evaluating forward-looking statements, you should specifically consider various factors that may cause actual results to vary from those contained in the forward-looking statements, such as general economic conditions, in particular, consumer demand for the Company’s and its customers’ products, competitive and technological developments, foreign currency fluctuations, and costs of operations.  Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.  The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.  In addition, such uncertainties and other operational matters are discussed further in the Company’s quarterly and annual filings with the Securities and Exchange Commission.

KOSS CORPORATION AND SUBSIDIARY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

Three Months Ended September 30	2011	2010
Net sales	$8,754,785	$10,032,134
Cost of goods sold	5,426,543	5,670,525
Gross profit	3,328,242	4,361,609
Operating Expenses:
Selling, general and administrative expenses	2,885,187	3,104,664
Unauthorized transaction related costs and (recoveries), net	(50,414)	266,284
Total Operating Expenses	2,834,773	3,370,948
Income from operations	493,469	990,661
Other Income (Expense)
Interest income	—	20
Interest expense	(40,526)	(104,660)
Income before income tax provision	452,943	886,021
Income tax provision	172,346	323,162
Net income	$280,597	$562,859
Income per common share:
Basic	$0.04	$0.08
Diluted	$0.04	$0.08
Dividends declared per common share	$0.06	$0.06

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